                                                           Exhibit 10.1

                            ASSET PURCHASE AGREEMENT



        THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 25th day of November 1996, by and among THE PARTS SOURCE INC., D/B/A ACE AUTO PARTS, a Florida corporation (the "Purchaser"), CENTRAL MOTOR SUPPLY, INC., CENTRAL MOTOR SUPPLY OF ALACHUA, INC., CENTRAL MOTOR SUPPLY OF WILLISTON, INC., CENTRAL MOTOR SUPPLY OF HAWTHORNE, INC. and CENTRAL MOTOR SUPPLY OF EAST GAINESVILLE, INC. ,all Florida corporations (collectively, the "Sellers") and MR. WILLIAM STANLEY (the "Stockholder").

                              W I T N E S S E T H:

        WHEREAS, the Sellers are the owners of certain assets used in the operation of the businesses of the Sellers located in Gainesville, Alachua, Williston, Hawthorne and East Gainesville, Florida; and

        WHEREAS, the Purchaser desires to purchase certain assets used in the operation of the businesses of the Sellers, and the Sellers and the Stockholder desire to sell such assets, all upon the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the property aforementioned, it is hereby agreed as follows:

1.      PURCHASE AND SALE OF ASSETS; CLOSING.

        (a) Purchase and Sale of Assets. Upon the terms and subject to the conditions hereinafter set forth, at the closing of the transactions contemplated hereby (as defined in Section 1(b) below, the "Closing"), the Sellers will sell, assign, transfer, convey and deliver to the Purchaser free and clear of all liabilities whatsoever (whether absolute or contingent), all mortgages, liens, encumbrances, equities, claims and charges or interests of third persons, except as specifically noted in this Agreement and the exhibits hereto, and the Purchaser shall purchase from the Sellers, certain of the assets used in connection with the operation of the businesses of the Sellers as listed on Exhibit A to this Agreement (as so conveyed, collectively referred to in this Agreement as the "Assets"). In consideration of the sale, conveyance, transfer and delivery of the Assets, and upon and subject to the conditions of this Agreement, the Purchaser will deliver to the Sellers consideration as provided in Section 2 of this Agreement.

        (b) Procedure for Closing. Subject to the satisfaction or appropriate waiver of all conditions precedent thereto, the Closing shall be held at the offices of Schifino & Fleischer, P.A. at 4:00 p.m. on November 27,1996, or at such other place, date and time as the parties to this Agreement may otherwise agree (such date to be referred to in this Agreement as the "Closing Date"). At the Closing, the Sellers will deliver to the Purchaser a bill or bills of sale and all other instruments necessary or appropriate in the opinion of counsel to the Purchaser to convey title to the Assets to the Purchaser, and the Purchaser shall deliver to the Sellers such consideration for the purchase of the Assets as provided in Section 2 of this Agreement.

        (c) Access and Information. Between the date hereof and the Closing Date, Sellers shall give Purchaser and its employees, auditors, legal counsel and other authorized representatives all reasonable opportunity and access, during normal business hours, to inspect the Sellers' books, records and businesses. Sellers shall also furnish Purchaser during such period with all information concerning Sellers' affairs that

Purchaser reasonably requests. Purchaser and its agents shall keep such information confidential until the transactions contemplated hereby are consummated.

2.      CALCULATION AND PAYMENT OF PURCHASE PRICE.

        (a) Consideration. As total consideration for the purchase and the sale of the Assets, the Purchaser shall pay to the Sellers and the Sellers agree to accept a check payable to the order of the Sellers on the Closing Date in an amount equal to the Purchase Price (as defined below) less any applicable adjustments to the Purchase Price as provided for in Section 2(d) below, and Purchaser shall grant to the Stockholder as part of an employment contract an option to purchase 30,000 shares of Common Stock of the Purchaser in accordance with the terms and conditions of an option agreement, a copy of which is attached hereto as Exhibit B.

        (b) Inventory. Sellers and Purchaser shall take a physical inventory of the stock-in-trade and merchandise at the close of business on November 22, 1996. Such inventory shall set forth all items of stock-in-trade and merchandise in detail, and Sellers' cost of each item as invoiced to Sellers, adjusted for any discounts. The acquisition price of such stock-in-trade and merchandise shall be $688,000.

        (c) Fixed Assets. Purchaser shall acquire those fixed assets of Sellers identified on Exhibit A at a price of $150,000. The acquisition price of the inventory and fixed assets shall be referred to herein as the "Purchase Price."

        (d) Allocations. The parties to this Agreement represent, warrant and covenant the Purchase Price shall be allocated as noted on Exhibit C to this Agreement.

3.      REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE STOCKHOLDERS.

        Except as disclosed in this Agreement, the Sellers and each of the Stockholders hereby jointly and severally represent and warrant to the Purchaser the following:

        (a) Organization and Standing. The Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Florida and have the corporate power and authority to carry on its business as is now being conducted. The Sellers' corporate records will be made available to the Purchaser and its representatives at any reasonable time or times prior to the Closing for inspection and will be complete and correct as of the date of any such inspection.

        (b) Capitalization. (i) The authorized capital stock of the Sellers is as follows:

                                                              AUTHORIZED          PAR              SHARES
NAME                                                            SHARES           VALUE           OUTSTANDING
---------                                                       ------           -----           -----------
Central Motor Supply, Inc.                                     1,000             $50.00            482
Central Motor Supply of Alachua, Inc.                            100              $5.00            53.5
Center Motor Supply of Williston, Inc.                           100              $5.00            49
Central Motor Supply of Hawthorne, Inc.                          100            $100.00            36.75
Central Motor Supply of East Gainesville, Inc.                   600             $50.00            37.87


         All of the above outstanding shares of capital stock have been validly issued and are fully paid and are nonassessable, and, all of such outstanding shares of capital stock of the Sellers (the "Stock") are owned by the Stockholder and Ms. Bonnie Sue Stanley and Ms. Lisa S. Merrow.

                 (ii) The Sellers nor the Stockholder and Ms. Bonnie Sue Stanley and Ms. Lisa S. Merrow are a party to any agreement, written or oral, creating rights in respect to the capital stock of the Sellers in any third person or relating to the voting of such capital stock.

                 (iii) The Stockholder and Ms. Bonnie Sue Stanley and Ms. Lisa S. Merrow are the lawful owners of all of the capital stock of the Sellers, free and clear of all security interests, claims, liens, encumbrances, equities and other charges.

                 (iv) There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the capital stock of the Sellers, nor are there any securities convertible into the capital stock of the Sellers.

         (c)     Qualification To Do Business.    By reason of the nature of
the business conducted by it, its ownership of property or otherwise, the Sellers are not required to be qualified to do business as a foreign corporation in any other state.

         (d) Authority Relative to this Agreement. The execution of this Agreement by the Sellers and the delivery of this Agreement to the Purchaser have been duly authorized by the Board of Directors of the Sellers and by the Stockholder and Ms. Bonnie Sue Stanley and Ms. Lisa S. Merrow, and no further corporate or other action is necessary on their part to make this Agreement valid and binding upon each of them and enforceable against each of them in accordance with the terms hereof or to carry out the transactions contemplated hereby.

         (e)     No Violations.   The execution, delivery and performance of
this Agreement by the Sellers will not (i) constitute a breach or a violation of such corporation's Articles of Incorporation, its by-laws or any law, rule or regulation, agreement, indenture, deed of trust, mortgage loan agreement or other instrument to which the Sellers or any Stockholder is a party or by which any of such parties is bound; (ii) constitute a violation of any order, judgment or decree to which the Sellers or any Stockholder is a party or by which any of the Sellers' assets or properties are bound or affected; or (iii) result in the creation of any lien, charge or encumbrance upon the Assets.

         (f) Financial Statements. Attached hereto as Exhibit D are the gross sales for the Sellers on a consolidated basis for the twelve month period ended August 31, 1996, which gross sales (i) are in accordance with Sellers books and records; and (ii) are true and accurate for the periods covered thereby.

         (g) Absence of Undisclosed Liabilities. Except as disclosed on Exhibit E to this Agreement, the Sellers are not obligated for nor are any of the Assets subject to any liabilities of any kind (whether accrued, absolute, contingent or otherwise), regardless of whether such liabilities are customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles. There are no facts in existence on the date hereof known to the Sellers or any Stockholder that might reasonably serve as the basis now or in the future for any liabilities or obligations not disclosed in this Agreement or the exhibits thereto.

         (h) Absence of Certain Changes or Events. Other than as disclosed in exhibits to this Agreement and in the ordinary course of its business or in connection with effecting the transactions contemplated by this

Agreement, since the date of each of the financial statements provided pursuant to Section 3(f) above, the Sellers have not:

                 (i) experienced any change in its financial condition, assets, liabilities, results of operations or business, any of which has been materially adverse;

                 (ii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties or business;

                 (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), except current liabilities in the ordinary course of business;

                 (iv) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance (other than the lien of taxes and liens of mechanics and material/men not yet due and payable) any of its assets or properties;

                 (v) transferred or leased any of its assets or properties;

                 (vi) canceled or compromised any debt or claim (except for adjustments made with respect to contracts for the purchase of supplies or for the sale of products which in the aggregate are not material);

                 (vii) suffered any operating loss or material other loss;

                 (viii) made any amendment to or terminated any material contract, license or other agreement to which it is a party;

                 (ix)             made any payment or transfer in violation of
         Section 547 or Section 548 of the Federal Bankruptcy Code or in violation of other similar state law;

                 (x) failed to make payment of any of its debts or other obligations as they have become due and payable in the ordinary course of business; or

                 (xi) experienced any other event or condition of any character which has materially and adversely affected its business.

         (i) Tax Matters. The Sellers have prepared and filed in a timely manner all federal, state and local tax returns and reports as are and have been required to be filed, which returns were prepared on a basis consistent with the financial statements of such corporation, and all taxes shown thereon to be due have been paid in full. The Sellers have not executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for assessment or collection of any income or other taxes; and, as of the date hereof, the Sellers are not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against such corporation. No accrued and unpaid taxes of any type exist, and no formal claims have been made or asserted by the United States Government or by any state or foreign country or local government for income or any other taxes, except such as have been paid or (whether or not disputed) are disclosed pursuant to Section 3(g) hereof.

         (j) Litigation. Except as disclosed in Exhibit F to this Agreement, each of the Sellers: (i) is not a party to any litigation, proceeding or administrative investigation and none is pending or threatened against such corporation, its properties, any property used in its business or the transactions contemplated by this Agreement; (ii) knows of no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting it, its properties or business;
(iii) knows of no basis for any such litigation, proceeding or investigation which might have a material adverse affect, financial or otherwise, on its business, property, operations or prospects; (iv) has not experienced any labor trouble, dispute, grievance, controversy or strike nor is there any pending or threatened against such corporation; and (v) knows of no basis for any such labor trouble, dispute, grievance, controversy or strike which might have a material adverse effect on the business, properties, assets, operations or prospects or on the condition, financial or otherwise, of the Sellers.

         (k) Title to and Condition of the Assets. Except as disclosed in Exhibit G to this Agreement, the Sellers have good and marketable title to all of the Assets, and the Assets are subject to no mortgage, guaranty, judgment, execution, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, except as disclosed pursuant to this Agreement (with respect to which no default exists). The Assets, are in good condition and repair, reasonable wear and tear excepted, and the stock-in-trade and merchandise consists of current, readily saleable goods and merchandise which are listed on the manufacturer's current price sheet.

         (l) Leases, Contracts and Commitments. Except as listed on Exhibit H to this Agreement, the Sellers are not a party to any equipment leases, contracts, agreements or commitments, written or oral, of any nature (including mortgages, loans, deeds of trust, indentures and credit agreements) which relate to the Assets. Exhibit H lists each such lease, contract, agreement or commitment, indicating the parties thereto and briefly summarizing the terms of each such agreement. Copies of each such lease, agreement, contract or commitment have been delivered to the Purchaser.

         (m) Customers. There has been no termination, cancellation, limitation, modification or change since the date of each of the financial statements, provided pursuant to Section 3(f) above, in the business relationship of the Sellers with any customer or group of customers whose purchases individually or in the aggregate provided more than five percent of aggregate gross revenues for the previous fiscal year of such corporation.

         (n) No Interest in Properties, Competitors, Etc. No director, officer or stockholder of any of the Sellers owns, directly or indirectly, any interest in (except for the ownership of marketable securities of publicly owned corporations, representing in no case more than three percent of the outstanding shares of such class of securities) or controls or is an employee, officer, director or partner of, participant in or consultant to any corporation, association, partnership, limited partnership, joint venture or other business organization which is a competitor, supplier or customer of the Sellers or the Purchaser.

         (o) Compliance With Applicable Laws. The conduct of its business by the Sellers does not violate or infringe any federal, state, local or foreign law, statute, ordinance, license or regulation presently in effect, or that to the knowledge of the Sellers or any Stockholder is proposed to be adopted, or any right of others, the enforcement of which would materially adversely affect the Sellers's business or the value of the Assets being conveyed hereunder. The Sellers have and have maintained all licenses and permits required by all local, state and federal authorities and regulating bodies.

         (p) Approvals and Consents. No consent, approval or authorization is required in connection with the execution or delivery of this Agreement by the Sellers and the Stockholders or the consummation by each of them of the transactions contemplated hereby.

         (q) Disclosure. No representation or warranty made by the Sellers or any Stockholder in this Agreement, the exhibits hereto or any of the documents and papers required to be delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents and warrants the following:

         (a) Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to carry on its business as it is now being conducted.

         (b) Authority Relative to This Agreement. The execution and delivery of this Agreement by the Purchaser has been duly authorized by the Board of Directors of the Purchaser and no further corporate action will be necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof or to carry out the actions contemplated hereby.

         (c) Approvals and Consents. No additional consent, approval or authorization is required in connection with the execution or delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby.

5.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER.

         The obligations of the Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing Date of each of the following conditions (the fulfillment of any of which may be waived in writing by the Purchaser):

         (a) Accuracy of Representations and Warranties. The representations and warranties and statements of the Sellers and each of the Stockholders contained in this Agreement, all exhibits hereto and any documents delivered in connection herewith shall be true and complete.

         (b) Compliance. The Sellers and each of the Stockholders shall each have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by each of them.

         (c) Good Standing Certificates. The Purchaser shall have received a certificate executed by the Secretary of State of the State of Florida dated within 10 days prior to the Closing Date certifying that each of the Sellers is a corporation in good standing under the laws of the State of Florida.

         (d) Certificate. The Purchaser shall have received a certificate executed by the President of each of the Sellers, attested to by the Secretary of such corporations under their corporate seal, and a certificate executed by the Stockholder, dated the Closing Date, satisfactory in form and substance to the Purchaser and its counsel, certifying as to (i) the fulfillment of matters set forth in Sections 5(a) through 5(c) of this Agreement, (ii) the resolutions adopted by the Board of Directors of the Sellers and the stockholders approving the execution of this Agreement and the consummation of the transactions contemplated hereby, and (iii) the incumbent officers of the Sellers and the authenticity of the signatures of each.

         (e) Opinion of Counsel. The Purchaser shall have received an opinion of Henry Barber, Esquire, as counsel to the Sellers and the Stockholders, dated the Closing Date, satisfactory in form and substance to the Purchaser and its counsel, to the effect that:

                 (i) the Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to carry on its business as it is presently conducted and to own the Assets;

                 (ii) the capitalization of the Sellers is as set forth in Section 3(b) of this Agreement, all of the outstanding capital stock of such corporation is validly issued, fully paid and nonassessable and all of such stock is owned by the Stockholders free and clear of all liens, encumbrances or interests of third persons;

                 (iii) to the best of his knowledge, the Sellers have good and marketable title to the Assets being conveyed to the Purchaser pursuant to this Agreement and title to the Assets as conveyed to the Purchaser hereunder is free and clear of all liens, encumbrances, equities and interests of third persons except as specifically noted in this Agreement and the exhibits hereto;

                 (iv) this Agreement has been duly authorized, executed and delivered by each of the Sellers and the Stockholder and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms;

                 (v) the execution and delivery of this Agreement and performance of the transactions contemplated hereby will not violate any provision of state law applicable to the Sellers or the Stockholder; will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any corporate charter, by-laws, indenture, mortgage, deed of trust, partnership agreement, joint venture agreement or other instrument or agreement to which any of them is a party or by which any of the Assets are abound; will not constitute a violation of any order, judgment or decree to which any of them is a party or by which any of the Assets are bound; and will not result in the creation of any lien, charge or encumbrance upon any of the Assets;

         (f) Litigation. There shall not be any litigation or proceeding to restrain or invalidate the consummation of the transactions contemplated hereby the defense of which, in the sole discretion of the Purchaser, would involve expense to the Purchaser or lapse of time that would be materially adverse to the interests of the Purchaser.

         (g)     Termination of Financing Statements.  Except as disclosed on
Exhibit I, at or prior to the Closing Date, no financing statements shall be of record with the Secretary of State of the State of Florida, or in the public records of any county thereof, with respect to any of the Assets, and the Sellers shall have furnished evidence satisfactory to counsel to the Purchaser of the termination of all such filings previously on record with respect to any of the Assets.

         (h) Noncompetition Agreement. Stockholder shall enter into a Confidentiality, Noncompetition and Nonsolicitation Agreement (a
"Noncompetition Agreement") with Purchaser, in substantially the form attached hereto as Exhibit J.

         (i) Actions, Proceedings, Etc. All actions, proceedings, instruments, agreements and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to and approved by Schifino & Fleischer, P.A., counsel to the Purchaser; and, such counsel shall have been furnished with such copies (certified if requested) all of such actions, proceedings, instruments, agreements and documents as they shall have reasonably requested.

6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS AND THE
         STOCKHOLDERS.

         The obligations of the Sellers and each of the Stockholders under this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (the fulfillment of any one of which may be waived in writing by such parties):

         (a) Accuracy of Representations and Warranties. The representations and warranties and statements of the Purchaser contained in this Agreement shall be true and complete.

         (b) Compliance. The Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by it.

         (c) Certificate. The Sellers shall have received a certificate executed by the President of the Purchaser and attested to by its Secretary under its corporate seal, dated the Closing Date, certifying as to (i) the fulfillment of the matters mentioned in Sections 6(a) and (b) of this Agreement, and (ii) the resolutions adopted by the Board of Directors of the Purchaser approving the execution of this Agreement and the consummation of the transactions contemplated hereby, and (iii) the incumbent officers of the Purchaser and the authenticity of the signatures of each.

         (d) Employment Agreement. Purchaser shall enter into a five year employment agreement with William Stanley, in substantially the form attached hereto as Exhibit K.

         (e) Lease Agreements. Purchaser shall enter into lease agreements, in substantially in the form attached hereto as Exhibit L, at Closing with Stockholder, as lessor, for the following locations:

                                                                                            Annual
                 Site                              Sq.  Ft.         Rental$ /ft.            Rental
                 ----                              --------         -----------         ---------------
         Main Location (Gainesville)                12,940             $5.00                 $64,700
         Alachua*                                    4,050             $4.50                 $18,225
         Hawthorne*                                  2,250             $4.10                  $9,225
                    (Option for additional 2,000 - 3,000 sq.  ft. at $4.10 per sq. ft.)
         East Gainesville*                        5,600                $4.50                $ 25,200
         ----------------

         * Lease may be canceled after one year at the option of the Purchaser.

 7.      OTHER COVENANTS.

         (a) Covenant of Sellers and Stockholder. The Purchase Price shall be applied first to the discharge of any unpaid debts and liabilities of the Sellers pertaining to the Assets. Sellers shall pay all of its unpaid debts





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

and liabilities. Sellers and Stockholder shall indemnify and hold purchaser harmless of and from all liabilities of Sellers resulting from Sellers's failure to pay its creditors.

         (b) Audited Financial Statements. The Sellers shall furnish to the Purchaser, at the Purchaser's expense (not to exceed $50,000), within forty-five (45) days following the Closing Date, financial statements for the Sellers certified by Graham & Cotrill independent public accountants, including a balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows (with supporting schedules), prepared in accordance with generally accepted accounting principles for such periods as may be specified by the Purchaser, accompanied by a copy of the report thereon of such independent certified public accountants.

8.       INDEMNIFICATION.

         (a) General. The Sellers and Stockholder jointly and severally agree to indemnify the Purchaser in respect of any and all claims, losses and expenses which may be incurred by the Purchaser (the "Indemnified Party") arising out of:

                 (i) any breach by either the Sellers or the Stockholder of any of their representations, warranties, covenants or agreements made in this Agreement, the exhibits hereto or any document or paper delivered in connection with the transactions contemplated hereby;

                 (ii) any attempt (whether or not successful) by any person to cause or require the Indemnified Party to pay or discharge any debt, obligation, liability or commitment inconsistent with any such representation, warranty, covenant or agreement; or

                 (iii) any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 8, (including reasonable fees and disbursements of counsel before and at trial and in appellate proceedings in the event Purchaser is found liable as a result of such action, suit, proceeding assessment or judgement) provided further that the Indemnifying party chooses not to take responsibility for the defense of such action, suit proceeding assessment or judgement.

         (b) Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 8, the Indemnified Party shall notify the party or parties (as the case may be) against whom indemnification is sought (whether one party or more, the "Indemnifying Party") in writing by registered mail within 30 days after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimated amount thereof, as set forth in such notice, shall be deemed agreed to by the Indemnifying Party unless, within 15 days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice.

         (c)     Right to Defend; Third-Party Claims, Etc.    If the facts
giving rise to any such indemnification right shall involve any actual or threatened claim or demand by any third party against the Indemnified Party or any possible claim by the Indemnified Party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim." If the Indemnifying Party gives the Indemnified Party an agreement in writing, in form and substance reasonably satisfactory to counsel to the Indemnified Party, agreeing to indemnify and save the Indemnified Party harmless from all costs and liability arising from any Third-Party Claim, the

Indemnifying Party may at its own expense undertake full responsibility for the defense or prosecution of such Third-Party Claim and may contest or settle it on such terms as it may choose. If the Indemnifying Party fails to deliver such an agreement of indemnity to the Indemnified Party, (A) the Indemnifying Party at its own expense may nevertheless participate with the Indemnified Party in the defense or prosecution of the Third-Party Claim in any and all settlement negotiations relating thereto, and (B) the Indemnified Party may contest or settle the Third-Party Claim on such terms as it may choose, although the Indemnified Party shall not reach a settlement until it has consulted in good faith with the Indemnifying Party. Any such participation shall not relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party under this Section 8. If by reason of any Third-Party Claim a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnified Party, the Indemnifying Party, if it desires to exercise its right to defend or prosecute such suit, shall furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

         (d) Cooperation. The parties to this Agreement shall execute such powers of attorney as may be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).


9.       GENERAL.

         (a) No Brokers. Each of the parties to this Agreement represents and warrants, to the others, that it has not utilized the services of any finder, broker or agent. Each of the parties agrees to indemnify the other parties against and hold them harmless from any and all liabilities to any person, firm or corporation claiming any broker's or finder's fee or commission of any kind on account of services rendered on behalf of such corporation in connection with the transactions contemplated by this Agreement.

         (b) Survival of Representations, Warranties, Etc. Each of the parties to this Agreement covenants and agrees that its representations, warranties, covenants, statements and agreements contained in this Agreement and the exhibits hereto and any document delivered in connection herewith shall survive the Closing Date and terminate on November 25, 2001, except that the representations and warranties contained in or made pursuant to Section 3(b) shall survive the Closing indefinitely and the representations and warranties contained in or made pursuant to Section 3(i) shall survive the Closing until six months after the expiration of the applicable statutes of limitations relating to taxes (including any extensions thereof). The expiration of any representation or warranty shall not effect any claim made in writing prior to the date of such expiration. All statements contained herein and any certificate or exhibit delivered pursuant to this Agreement shall be deemed to be representations and warranties.

         (c) Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein, therein and in any document delivered in connection herewith or therewith. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         (d) Specific Performance; Remedies. The parties to this Agreement acknowledge that the performance of their respective obligations hereunder is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that the Assets are unique and that no party will have an adequate remedy at law if any other party fails to perform its or his obligations hereunder. In such event, each party shall have the right, in addition to any other rights it may have, to compel specific performance of this Agreement.

         (e) Expenses. Except as otherwise provided in this Agreement, each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts. Cash expenses of the Sellers and the Stockholders incurred in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby are specifically agreed to be liabilities that will not be assumed by the Purchaser pursuant to this Agreement.

         (b) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed, first class mail, postage prepaid, to:

If to the Purchaser:              The Parts Source, Inc.
                                  1751 S. Missouri  Avenue
                                  Clearwater, FL 33616
                                  Attn: Thomas D. Cox, President

with a copy to:                   William J. Schifino, Esquire
                                  Schifino & Fleischer, P.A.
                                  One Tampa City Center, Suite 2700
                                  Tampa, FL 33602

If to the Sellers or              William Stanley
 the Stockholders:                1022 SW 112th Street
                                  Gainesville, Florida 32607

with a copy to:                   Henry Barber, Esquire
                                  Dell, Graham, Wilcox, Barber, et. al.
                                  203 NE 1st Street
                                  Gainesville, Florida 32602

or to such other address as such party shall have specified by notice in writing to the other parties.

         (c) Entire Agreement; Amendment. This Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof.

         (d) Assignability. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

         (e) Further Assurance. The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as the Purchaser or its counsel may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

         (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (h) Governing Law. This Agreement has been negotiated and prepared and will be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida (except any choice of law provision of Florida law shall not apply if the law of a state or jurisdiction other than Florida would apply thereby).

         (i) Attorney's Fees. In the event it shall become necessary for either party at any time to institute any legal action or proceedings of any nature for the enforcement of this Agreement, or any provisions hereof, or to employ an attorney-at-law therefor and said party prevails in such action or proceedings, then the non-prevailing party shall pay to the prevailing party such prevailing party's costs (including reasonable attorney's fees) incurred in such action or proceedings.

         IN WITNESS WHEREOF, this Agreement has been signed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal by the Secretary of each of the corporate parties hereto, all on the date first above written.

                                        PURCHASER:


Attest:                                 THE PARTS SOURCE, INC.



By:    /s/  Robert A. Cox               By:  /s/  Thomas D. Cox
      ----------------------------          -------------------------------
         Robert A. Cox, Secretary             Thomas D. Cox, President


(CORPORATE SEAL)


                                        SELLERS:

Attest:                                 CENTRAL MOTOR SUPPLY, INC.

By:      /s/   John W. Stanley          By:    /s/    John W. Stanley
      ----------------------------          -------------------------------
                                        Title:     President

(CORPORATE SEAL)

                                        CENTRAL MOTOR SUPPLY OF
Attest:                                 ALACHUA, INC.


By:    /s/   John W. Stanley            By:     /s/   John W. Stanley
      ----------------------------          -------------------------------
                                        Title:        President

(CORPORATE SEAL)

                                        CENTRAL MOTOR SUPPLY OF
Attest:                                 WILLISTON, INC.


By:    /s/  John W. Stanley             By:     /s/   John W. Stanley
      ----------------------------          -------------------------------
                                        Title:        President

(CORPORATE SEAL)

                                        CENTRAL MOTOR SUPPLY OF
Attest:                                 HAWTHORNE, INC.



By:    /s/   John W. Stanley            By:     /s/   John W. Stanley
      ----------------------------          -------------------------------
                                        Title:        President
(CORPORATE SEAL)

                                        CENTRAL MOTOR SUPPLY OF
Attest:                                 EAST GAINESVILLE, INC.


By:    /s/  John W. Stanley             By:    /s/    John W. Stanley
      ----------------------------          -------------------------------
                                        Title:        President
(CORPORATE SEAL)


                                        STOCKHOLDER:
       /s/ William J. Schifino                 /s/  William Stanley
      ----------------------------          -------------------------------
Witness                                            William Stanley

                                                             Exhibit B

                             THE PARTS SOURCE, INC.
                          INCENTIVE STOCK OPTION GRANT
                               NOVEMBER 27, 1996
                       _________________________________

         THE PARTS SOURCE, INC., a Florida corporation (the "Company"), pursuant to action of its Board of Directors, hereby grants to WILLIAM STANLEY the "Optionee"), in consideration of services as an employee, the right and option (the "Option") to purchase from the Company all or any part of THIRTY THOUSAND (30,000) shares of the Common Stock of the Company (the "Option Shares"), par value $.01 per share, at an exercise price of Twelve Dollars ($12.00) per share, in accordance with and subject to the terms, conditions and provisions of the Company's Stock Option Plan (the "Plan"), a copy of which is attached hereto and further subject to the specific terms, conditions and provisions set forth herein.


         1.      The Option shall vest and become exercisable as follows:

                 20% at November 27, 1997
                 20% at November 27, 1998
                 20% at November 27, 1999
                 20% at November 27, 2000
                 20% at November 27, 2001

         After the Option has become exercisable, all or any part of the Option Shares may be purchased at any time or from time to time thereafter during the remainder of the term of the Option; provided, however, that no such purchase shall be for less than ten (10) shares except as to any balance of the Option Shares with respect to which the Option shall at the time be exercisable, that no such purchase shall be for a fraction of a share and that, except as otherwise permitted by Paragraph 3, below, the Option may not be exercised unless the holder thereof shall at the time of such exercise be an employee of the Company or one of its subsidiaries.

         2. Unless the period of the Option shall have sooner ended, the Option, to the extent not theretofore exercised, shall in all events terminate upon the expiration of five (5) years from the date of this Option Grant.

         3.      (a)      Upon the termination of the employment of the
Optionee other than as a result of his death, the Optionee shall have the right, within thirty (30) days after the date on which he shall have ceased to be an employee, to exercise the unexercised portion of the Option to the extent, if any, that it shall have been exercisable by the Optionee on the date of such termination of employment, but in no event later than the date set forth in Paragraph 2, above.

                 (b) If the Optionee's employment shall have terminated as the result of his death or if the Optionee shall die within ninety (90) days after the termination of his employment, the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution shall have the right, within one hundred eighty (180) days from the date of the Optionee's death, to exercise the unexercised portion of the Option to the extent, if any, that it shall have been exercisable by the Optionee on the date of the Optionee's death, but in no event later than the date set forth in Paragraph 2, above.

                 (c) If an Optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or six months following the termination of such relationship; and unless by its terms it sooner terminates and expires during such six-month period, the Optionee may exercise that portion of his or her option which is exercisable the time of termination of such relationship.

                 (d) Transfer from employment by the Company to a subsidiary or from a subsidiary to the Company or from one subsidiary of the Company to another subsidiary of the Company shall not constitute a termination of employment hereunder.


         4.      (a)      In no event shall the Option be exercisable in whole
or in part if exercise or delivery of shares upon exercise of the Option would constitute a violation of any applicable federal, state or other law or regulation.

                 (b) If necessary or desirable, in the opinion of counsel to the Company, but not otherwise, there shall be delivered to the Company, before the delivery of certificates for any shares pursuant to any exercise of the Option, in whole or in part, (1) a representation in writing signed by the person or persons who shall have so exercised the Option, and such evidence as may be reasonably required by counsel to the Company, that such shares of stock are being acquired in good faith for investment and not with a view to resale or distribution and (2) such other representations or evidence as in the opinion of counsel to the Company are or may be necessary to satisfy the requirements of any federal, state or other law or regulation at the time in effect relating to the acquisition of shares to which the Option relates.

         5.      (a)      The Option shall be exercised by written notice
signed by the Optionee or, in the event of his death, by the person or persons entitled to exercise the same under this Option Grant, and served on the Company, specifying the number of shares in respect of which the Option is being exercised. Such notice shall be deemed to have been served and the Option duly exercised in respect of the shares specified in the notice if and when such notice shall have been (a) mailed by certified mail addressed to either the Secretary or the Treasurer of the Company at its principal office in the State of Florida, or such other address as may hereafter be designated by the Company for the purpose by notice in writing to the Optionee, or (b) delivered directly to either such officer. Certificates for the shares in respect of which this Option shall have been exercised shall not be delivered unless and until the purchase price for such shares has been paid in full in cash or in the form of a check, bank draft or postal or bank money order; the purchase price may also be paid in stock of the Company.

         6. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during his lifetime only by the Optionee. Any transferee of the Option shall take the Option subject to the terms and conditions of this Option Grant. No such transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and, if by will, with a copy of the will, and such other evidence as counsel to the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Option Grant. No assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, except a transfer by the Optionee by his will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right hereunder whatsoever.

         7.      (a)      The Optionee shall have no rights as a stockholder
with respect to any share covered by the Option until he shall have become the holder of record of such share and, except subject to the provisions of Paragraph 8, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) or other distributions or other rights in respect of such share as to which the record date is prior to the date upon which he shall have become the holder of record thereof.

                 (b) The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks or other securities ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind or nature, whether of a similar character or otherwise.

         8.      (a)      Each option shall become immediately fully
exercisable:

                            (i)       if there occurs any transaction (which
shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                            (ii)      if the stockholders of the Company shall
approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                            (iii)     if the stockholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                   (b) In the event of any other material change in the capital structure of the Company or if the Board of Directors shall be of the opinion that the foregoing provisions will for any other reason not result in an equitable and proportionate adjustment in the number and class of securities remaining subject to the Option or the purchase price to be paid therefor, the Board of Directors may make such other or different adjustments, subject to the provisions of Paragraph 8(c), below, as shall be deemed appropriate to effect such an equitable and proportionate adjustment.

                   (c) Notwithstanding the foregoing provisions of this Paragraph 8, no fractional shares shall be issued upon any exercise of this Option, and the aggregate price paid upon the purchase of Option Shares shall be appropriately reduced on account of any fractional share not issued.

         9. The exercise of the Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its sole discretion, that (a) the listing, registration or qualification of the Option Shares, or any of them, upon any securities exchange or under any federal or state law or (b) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of the Option Shares, or any of them, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval, as the case may be, shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall make reasonable efforts at its own cost to effect any such listing, registration or qualification or to obtain any such consent, approval or waiver.

         10. Any dispute or disagreement which shall arise under or as the result of this Option Grant shall be settled by an arbitrator. The arbitrator shall have the power to interpret the provisions of this

Option Grant and to make determinations under Paragraph 8, above. Any determination or interpretation by the arbitrator, whether in settlement of a dispute or disagreement or otherwise, shall be final, binding and conclusive for all purposes.

         11. This Option Grant and the provisions thereof shall be binding upon and inure to the benefit of any successor or successors of the Company and the person or persons to whom the Option may have been transferred by will or the laws of descent and distribution. All terms and conditions of this Option Grant imposed on the Optionee shall, unless the context clearly indicates otherwise, be deemed, in the event of his death, to refer to and be binding upon such last-mentioned person or persons.

         12. This Option Grant is intended to be a statutory stock option granted pursuant to the terms and conditions of the Company's Stock Option Plan and each and every provision of this Option Grant shall be administered, interpreted and construed so that the Option shall conform to the provisions of such Plan. Any provision that cannot be so administered, interpreted or construed shall be disregarded.


                                        THE PARTS SOURCE, INC.





                                        BY:    /s/ THOMAS COX
                                           ------------------------------
                                               THOMAS COX, PRESIDENT

                                                              Exhibit J

                      CONFIDENTIALITY, NONCOMPETITION AND
                           NONSOLICITATION AGREEMENT


         THIS AGREEMENT is made and entered into as of the 25th day of November, 1996, by and between The Parts Source, Inc., d/b/a/ Ace Auto Parts, a Florida corporation (the "Corporation") and Mr. William Stanley ("Stanley").

                              W I T N E S S E T H

         WHEREAS, Stanley is the principal owner of the outstanding shares of capital stock of Central Motor Supply, Inc., Central Motor Supply of Alachua, Inc., Central Motor Supply of Williston, Inc., Central Motor Supply of Hawthorne, Inc. and Central Motor Supply of East Gainesville, Inc., all Florida corporations (collectively, the "Sellers");

         WHEREAS, Stanley, the Sellers and the Corporation have entered into an Asset Purchase Agreement dated as of November 25, 1996 (the "Purchase Agreement");

         WHEREAS, Stanley and the Corporation have entered into an Employment Agreement of even date herewith (the "Employment Agreement"); and

         WHEREAS, it is a condition to the Purchase Agreement and Employment Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW, THEREFORE, the undersigned, intending to be legally bound, and in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, mutually agree by and between each other as follows:

         1. CONSIDERATION. As consideration for executing and delivering this Agreement, the Corporation shall pay to Stanley $170,000 of which $85,000 is payable to him on the date of execution of this Agreement and $85,000 on January 5, 1997.

         2. CONFIDENTIALITY. Stanley agrees to keep in strict secrecy and confidence any and all information he assimilates or to which he has access during his employment with the Corporation and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Corporation. Stanley agrees that both during and after the term of his employment with the Corporation, he will not, without prior written consent of the Corporation, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

         3.      NONCOMPETITION AND NONSOLICITATION.

                 (a) During the term of the Employment Agreement and for a period of five (5) years after the termination of Stanley's employment with the Corporation, regardless of the reason for his termination, Stanley shall not, directly or indirectly, within a radius of one hundred (100) miles of Gainesville, Florida, enter into, engage in, be employed by, or consult with any business in competition with the business of the Corporation as it is then carried on; further, Stanley shall not sell to, market, produce or otherwise deal with any customer of the Corporation. The restrictions of this
         Section 3 shall extend to any and all activities of Stanley, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this Section 3 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for shipment to, delivery in or service in any restricted territory shall also constitute engaging in business within the restricted territories in violation of this Section 3.

                 (b) During Stanley's employment with the Corporation and for a period of five (5) years after the termination of his employment with the Corporation, regardless of the reason for such termination, Stanley agrees that he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise, (1) solicit any of the employees of the Corporation to terminate their employment or (2) accept employment with or seek remuneration by any of the clients or customers of the Corporation with whom the Corporation did business during the term of Stanley's employment.

         4. SPECIFIC PERFORMANCE. Stanley agrees that damages at law will be an insufficient remedy to the Corporation if he violates the terms of Sections 2 or 3 of this Agreement and that the Corporation would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Corporation shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Corporation. If it is determined that such violation has occurred, Stanley agrees to pay to the Corporation all costs and expenses incurred by the Corporation relating to the enforcement of the terms of Sections 2 or 3 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

         5. EXTENSION. The period of time during which Stanley is prohibited from engaging in the business practices specified in Section 3 shall be extended by any length of time during which Stanley is in breach of Section 3 hereof.

         6. ENFORCEMENT. It is agreed by the parties to this Agreement that if any portion of the covenants set forth in Sections 2 or 3 is held to be unreasonable, arbitrary or against public policy, then each such covenant shall be considered divisible both as to time and geographical area, it being the intention of the parties that a lesser period of time or geographical area shall be enforced so long as the same is not unreasonable, arbitrary or against public policy. The parties to this Agreement agree that, in the event any court of competent jurisdiction determines that a specified time period or a specified geographical area is unreasonable, arbitrary or against public policy, a lesser time period or geographic area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Stanley.

         7. COMPLIANCE WITH OTHER AGREEMENTS. Stanley represents and warrants that the execution of this Agreement and performance of his obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any Agreement to which he is a party or by which he is or may be bound.

         8. WAIVER OR BREACH. The waiver by the Corporation of a breach of any of the provisions of this Agreement by Stanley shall not be construed as a waiver of any subsequent breach by Stanley.

         9. BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         11. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         13.     ATTORNEY'S FEES.   In the event it shall become necessary for
either party at any time to institute any legal action or proceedings of any nature for the enforcement of this Agreement, or any provisions hereof, or to employ an attorney-at-law therefor and said party prevails in such action or proceedings, then the non-prevailing party shall pay to the prevailing party such prevailing party's costs (including reasonable attorney's fees) incurred in such action or proceeding.

         14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

         To the Corporation:      The Part Source, Inc., a/k/a Ace Auto Parts
                                  1751 S.  Missouri Avenue
                                  Clearwater, Florida 34616
                                  Attn: Thomas D.  Cox, President

         with copy to:            William J. Schifino, Esq.
                                  Schifino & Fleischer, P.  A.
                                  One Tampa City Center, Suite 2700
                                  Tampa, Florida 33602

         To the Stanleys:         Mr. and Mrs. William Stanley
                                  1022 SW 112th Street
                                  Gainesville, Florida 32607

         with copy to:            Henry Barber, Esquire
                                  Dell, Graham, Wilcox, Barber, et. al.
                                  203 NE 1st Street
                                  Gainesville, Florida 32602

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 25 th day of November, 1996.

                                        CORPORATION:

                                        THE PART SOURCE, INC.
                                        d/b/a Ace Auto Parts

ATTEST:


   /s/ Robert A. Cox                    By:     /s/ Thomas D. Cox
------------------------------              ---------------------------------
Robert A. Cox, Secretary                     Thomas D.  Cox, President

(CORPORATE SEAL)



                                        STANLEY:
Witness as to Stanley:



   /s/  William J. Schifino                    /s/  William Stanley
------------------------------              ---------------------------------
                                                   William Stanley

                                                             Exhibit K

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 25th day of November, 1996, by and between The Parts Source, Inc., d/b/a/ Ace Auto Parts, a Florida corporation, and Mr. William Stanley, a resident of the State of Florida (the "Employee").


                              W I T N E S S E T H:


         1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. TERM. Subject to the provisions of termination as hereinafter provided, the term of employment under this Agreement shall be for a five-year term beginning as of the date of this Agreement and terminating on December 31, 2001 (the "Contract Termination Date"), unless employment is terminated as otherwise provided in this Agreement.

         3.      COMPENSATION; REIMBURSEMENT, ETC.

                 (a) The basic compensation to the Employee shall be initially payable (bi-weekly) based upon calendar year annual compensation of $60,000.

                 (b) The Employer shall provide the Employee with an automobile. In addition, the Employer shall also pay all related automobile expenses, including but not limited to maintenance, repairs, insurance and other costs. The Employee shall submit to the Employer on a monthly basis an automobile expense report.

                 (c) The Employee may incur reasonable expenses for travel, meals and lodging in connection with the performance of his duties hereunder. The Employer will reimburse the Employee for all such expenses upon the Employee's periodic presentation of an itemized account of such expenditures.

                 (d) The Employee shall be eligible to receive an annual bonus equal to five percent (5%) of the net earnings before taxes attributable to the stores within the Northern Division (initially covering Alachua and Levy County). Such bonus shall be calculated for each period ended as of December 31 covered by the term of this Agreement and shall be payable to the Employee no later than the following June 30.

                 (e) The Employee shall be entitled to such other benefits (e.g., health, life or disability insurance) as may be provided from time to time by the Employer to other management employees of the Employer. However, it is agreed that Employee may obtain his own medical policy and Employer will pay the cost of such policy up to $225.00.

                 (f) the Employee shall be granted simultaneously herewith a stock option, granted under this Employee's Stock Option Plan, to purchase 30,000 shares of the Employer's Common Stock in accordance with the terms and conditions of an option agreement a copy of which is attached hereto.

         4.      DUTIES.

                 (a) The Employee is engaged as the Division Manager of the Northern Division of the Employer and shall have such duties as may from time to time be reasonably assigned to him by the President or the Board of Directors of the Employer, provided such duties are consistent with those duties of other Division Managers.

                 (b) The principal services for which the Employee is engaged are to manage the business of the Employer within the Northern Division assigned by the Employer to the Employee as determined by the President.


         5. EXTENT OF SERVICES. During the term of his employment under this Agreement, the Employee shall devote such time and efforts to the business of the Employer, as may be reasonably necessary in the normal course of business.

         6. VACATION AND DAYS OFF. The Employee shall be entitled to such vacation time during each fiscal year of the Employer as he may qualify for in accordance with the vacation policy established by the Employer's Board of Directors from time to time. Notwithstanding the foregoing, the Employee shall be entitled each year to a vacation of not less than two weeks, during which time his compensation shall be paid in full. It is understood that in view of Employee's position as a Division Manager, he will be entitled to a limited number of additional vacation days to allow Employee enjoyment of a "long weekend" from time to time and for time away from work for family matters.

         7.      DISABILITY, ILLNESS OR INCAPACITY.

                 (a) The Employee shall receive full compensation for any period of disability, illness or incapacity during the term hereof which renders the Employee at least temporarily unable to perform the services required under this Agreement; provided, however, that if the Employee's disability, illness or incapacity extends beyond a period of sixty (60) days, the Employee shall not be entitled, after the expiration of such sixty (60) day period, to any further compensation hereunder until he returns to full time service hereunder, but he shall be entitled only to such disability payments as may be provided by a disability insurance policy or policies, if any, purchased by the Employer.

                 (b) Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than one year from the ending of the previous period of disability.

                 (c) If and when the period of disability, illness or incapacity of the Employee totals 180 days, his employment with the Employer shall terminate. Notwithstanding the foregoing, if the Employee and the Employer agree, the Employee may thereafter be employed by the Employer upon such terms as may be mutually agreeable.

                 (d) Any dispute regarding the existence, extent or continuance of the disability, illness or incapacity shall be resolved by the determination of a majority of three competent doctors who are not employees of the Employer, one of which shall be selected by the Employer, one of which shall be selected by the Employee and a third selected by the other two doctors.

         8.      DEATH OR RETIREMENT.

                 (a) All rights of the Employee hereunder shall terminate upon his death except that the Employer shall pay to the estate of the Employee such compensation as would otherwise have been payable to the Employee up to the end of the month in which his death occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

                 (b) All rights of the Employee hereunder shall terminate upon his retirement except that the Employer shall pay to the Employee such compensation as would otherwise have been payable to the Employee up to the end of the month in which his retirement occurs. The Employer shall have no additional financial obligation under this Agreement to the Employee.

         9.      TERMINATION.

                 (a) Either the Employee or the Employer may terminate this Agreement on or after November 25, 1999 and prior to the Contract Termination Date upon the giving of thirty (30) days' prior written notice.

                             (i) In the event that the Employee gives notice of termination, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination including a pro rata portion of any annual bonus provided for in Section 3(d). Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                             (ii) In the event that the Employer gives notice
                   of termination, the Employer shall pay to the Employee all of the compensation provided for and at the times specified in Section 3 hereof through the Contract Termination Date, including the annual bonus provided in Section 3(d) hereof.

                   (b) (i) The Employer may terminate the employment of the Employee hereunder (1) upon the Employee's failure to perform the duties reasonably assigned to him by the Employer commensurate with his position as Manager Division, (2) upon the Employee's material breach of any provision of this Agreement, or (3) for other good cause (as defined below).

                             (ii) The term "good cause" as used in this
                   Agreement shall include, but shall not necessarily be limited to, habitual absenteeism, a pattern of conduct which tends to hold the Employer up to ridicule in the community, conduct disloyal to the Employer, conviction of any crime of moral turpitude or substantial dependence, as determined by the Board of Directors of the Employer, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD or illegal or narcotic drugs. If any determination of substantial dependence by the Board of Directors is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians selected in the manner provided in Section 7(d) of this Agreement. The Employee agrees to make himself available for and submit to examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

                             (iii)  If the employment of the Employee is
                   terminated pursuant to this Section 9(b)(i) 1 or 2, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination and a pro rata portion of any annual bonus provided for in Section 3(d). If the employment of the Employee is terminated pursuant to this Section 9(b)(i) 3, the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as otherwise specifically provided in this Section and in Section 3 of this Agreement.

                             (iv) Prior to termination under (b)(i)(1) and (2)
                   above, Employee must be given written notice or such failure of breach and allowed a fifteen day cure period. In the event of termination under b(i)(3) notice will not be required prior to termination.

         10. CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION. In connection with the execution of this Agreement, the Employee shall enter into a Confidentiality, Noncompetition and Nonsolicitation Agreement (the "Noncompetition Agreement") in substantially the form attached hereto as Exhibit "A."

         11.       COMPLIANCE WITH OTHER AGREEMENTS.   The Employee represents
and warrants that the execution of this Agreement and performance of his obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

         12. WAIVER OR BREACH. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         13. BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         15. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         17.       ATTORNEY'S FEES.   In the event it shall become necessary
for either party at any time to institute any legal action or proceedings of any nature for the enforcement of this Agreement, or any provisions hereof, or to employ an attorney-at-law therefor and said party prevails in such action or proceedings, then the non-prevailing party shall pay to the prevailing party such prevailing party's costs (including reasonable attorney's fees) incurred in such action or proceedings.





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

         18. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

         To the Employer:         The Parts Source, Inc., a/k/a Ace Auto Parts
                                  1751 S. Missouri Avenue
                                  Clearwater, Florida 34616
                                  Attn:  Thomas D. Cox, President



         with copy to:            William J. Schifino, Esq.
                                  Schifino & Fleischer, P.  A.
                                  One Tampa City Center, Suite 2700
                                  Tampa, Florida 33602


         To the Employee:         Mr. William Stanley
                                  1022 SW 112th Street
                                  Gainesville, Florida 32607

         with copy to:            Henry Barber, Esquire
                                  Dell, Graham, Wilcox, Barber, et. al.
                                  203 NE 1st Street
                                  Gainesville, Florida 32602

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 25th day of November, 1996.

                                    EMPLOYER

                                    THE PARTS SOURCE, INC.
                                    d/b/a/ Ace Auto Parts
ATTEST:


    /s/ Robert A. Cox               By:    /s/  Thomas D. Cox
-----------------------------          -------------------------------
Robert A. Cox, Secretary                Thomas D. Cox, President

(CORPORATE SEAL)


Witness as to Employee:             EMPLOYEE:


    /s/  William J. Schifino               /s/ William Stanley
-----------------------------          -------------------------------
      William J. Schifino                    William Stanley





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